Exhibit 99.1

[Form of 2.125% Medium-Term Note, Series A, due October 10, 2018]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“THE DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	American Honda Finance Corporation	Principal Amount: $
Medium-Term Note, Series A
(Fixed Rate)

REGISTERED:

CUSIP: 02665WAC5	ORIGINAL ISSUE DATE: October 10, 2013

REDEMPTION: See Addendum

INTEREST RATE: 2.125% per annum	INITIAL REDEMPTION DATE[1]: Not applicable

STATED MATURITY: October 10, 2018	INITIAL REDEMPTION PERCENTAGE: Not applicable

SPECIFIED CURRENCY: United States dollars for all payments unless otherwise specified below:	ANNUAL REDEMPTION PERCENTAGE REDUCTION: Not applicable

• payment of principal and any premium: • payment of interest: • Exchange Rate Agent:	REGULAR RECORD DATES: May 30 or November 30 unless otherwise specified below: 15th calendar day, whether or not a Business Day, preceding the related Interest Payment Date

☐ CHECK IF DISCOUNT NOTE Issue Price: 99.614%	INTEREST PAYMENT DATES: Each April 10 and October 10, beginning April 10, 2014 and at Maturity

OTHER PROVISIONS: Not applicable	DAY COUNT CONVENTION: 30/360 unless otherwise specified below:

ADDENDUM ATTACHED: ☒ Yes ☐ No	DENOMINATIONS: ($2,000, and integral multiples of $1,000 unless otherwise specified below):

HOLDER’S OPTIONAL REPAYMENT DATE(S): Not applicable

INTEREST RATE RESET OPTION: ☐ Yes ☒ No OPTIONAL RESET DATES: BASIS FOR INTEREST RATE RESET:

[1]	If an Initial Redemption Date is specified above, this Note may be redeemed either in whole or from time to time in part, except that if the following box is marked, this Note may be redeemed in whole only. ☐

American Honda Finance Corporation, a California corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of $         on the Stated Maturity specified above, and to pay interest thereon, if any, at the rate per annum specified above (if not otherwise specified above, computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. The Company will pay interest semi-annually on the Interest Payment Dates specified above, commencing with the Interest Payment Date immediately following the Original Issue Date specified above, and on the Stated Maturity or any earlier redemption date or optional repayment date specified above (such Stated Maturity and any earlier redemption date or optional repayment date or any other date that the principal amount hereof or an installment thereof is due and payable, whether by declaration of acceleration pursuant to the Indenture or otherwise, being referred to hereinafter as a “Maturity” with respect to the portion of the principal amount payable on such date); provided that if the Original Issue Date specified above is after a Regular Record Date as specified above and on or before the related Interest Payment Date, interest payments will commence on the next succeeding Interest Payment Date. Interest on this Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including the Original Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity, as the case may be. If any Interest Payment Date or the Maturity would fall on a day that is not a Business Day (as defined below), the related payment of principal, premium, if any, and/or interest will be made the next succeeding Business Day with full force and effect as if the payment had been made on such Interest Payment Date or at Maturity, and no interest on such payment shall accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be, to the date of such payment on the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal, premium, if any, and interest payable at Maturity of this Note will be made in immediately available funds if this Note is presented and surrendered (in the case of any payment on any Holder’s Optional Repayment Date, together with the “Option to Elect Repayment” form attached hereto duly completed) at the office or agency of the Company maintained for that purpose in The City of New York (currently the corporate trust office of the Paying Agent (as defined below) in The City of New York) in time for payment to be made in such funds in accordance with the normal procedures of Deutsche Bank Trust Company Americas, as paying agent, or such other paying agent, if any, specified in an Addendum attached hereto (the “Paying Agent”, which term includes any successor paying agent under the Indenture); provided, however, that if the Specified Currency of such payment is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least fifteen days prior to the Maturity, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered and, if applicable, a duly completed “Option to Elect Repayment” form is delivered at the aforementioned office of the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Payment of the principal of, premium, if any, and interest on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency above is not United States dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is euro, the day is also a TARGET Business Day (as defined below).

“Principal Financial Center” means the capital city of the country issuing the Specified Currency, except, that with respect to United States dollars, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Wellington, Johannesburg and Zurich, respectively.

“TARGET Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto is open.

Unless otherwise specified herein, payments of principal of, premium, if any, and interest on, this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a Specified Currency other than United States dollars, payments of principal of , premium, if any, and interest on, this Note will be made in United States dollars unless the Depositary notifies the Paying Agent, prior to the fifth Business Day after the applicable Regular Record Date for such payment or on or prior to the tenth Business Day prior to Maturity, as the case may be (or prior to such other dates as may then be required under the Depositary’s customary procedures), of the amount of any such payment to be made in the Specified Currency and the applicable wire transfer instructions for such amount, in which case the Paying Agent shall use such wire instructions to pay such amount in the Specified Currency.

If any payment under this Note is to be made in United States dollars in accordance with the provisions of the immediately preceding paragraph, such United States dollar amount will be based upon the highest bid quotation received by the Exchange Rate Agent specified above as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. The Exchange Agent shall obtain the highest bid quotation by asking three recognized foreign exchange dealers in The City of New York selected by the Company (one of whom may be the Exchange Rate Agent) for their bid quotations for the purchase of the Specified Currency in exchange for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable on such payment date to all Holders of Notes who are scheduled to receive United States dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in United States dollars on this Note will be borne by the Holder of this Note, by deduction from such payment.

Notwithstanding anything in the foregoing to the contrary, if the Specified Currency is not available, in the Company’s good faith judgment, for any amount payable on this Note on the applicable payment date (including at Maturity) due to the imposition of exchange controls or any other circumstances beyond the control of the Company, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in United States dollars. Unless otherwise specified in an Addendum attached hereto, the amount of such payment in United States dollars shall be determined on the basis of the Market Exchange Rate (as defined below) as computed by the Exchange Rate Agent on the second Business Day preceding the applicable payment date, or if the Market Exchange Rate is not available on the second Business Day preceding the applicable payment date, on the basis of the most recently available Market Exchange Rate on or preceding the applicable payment date, or as otherwise determined by the Company in good faith, if the foregoing is impracticable. The “Market Exchange Rate” for a Specified Currency other than United States dollars means the noon dollar buying rate for cable transfers in The City of New York for such Specified Currency as certified for custom purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute a default under the Indenture or this Note.

If this Note is denominated in a Specified Currency other than United States dollars, in the event of an official redenomination of such Specified Currency (including, without limitation, an official redenomination of such Specified Currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such Specified Currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of such Specified Currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

References herein to the “Note,” “hereof,” “herein” and comparable terms shall include any Addendum hereto if any Addendum is specified under “Other Provisions” above.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile.

Dated:	AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

ATTEST:

By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of September 5, 2013 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes, Series A (herein called the “Notes”). The Notes may bear different dates and mature at different times, may bear interest at different rates or may not bear interest and may otherwise vary, all as provided in the Indenture.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

This Note may be subject to repayment at the option of the Holder prior to the Stated Maturity specified above on the Holder’s Optional Repayment Date(s), if any, specified above. If no Holder’s Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Holder’s Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 unless otherwise specified on the face hereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if the Discount Note box is checked above, such lesser amount as is provided in an Addendum attached hereto), together with accrued and unpaid interest thereon to, but excluding, the date of repayment, subject to the terms of any applicable Addendum hereto. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” set forth below (and also available at the office of the Paying Agent) duly completed, by the Paying Agent at its corporate trust office in The City of New York (currently at 60 Wall Street, Trust and Agency Services, 27th Floor, New York, New York 10005), or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to a Holder’s Optional Repayment Date. This Note must be received by the Paying Agent by 5:00 p.m., New York City time, on the last day for the giving of such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable except to the extent permitted in connection with an interest rate reset described below.

This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date (any date fixed for such redemption being the “Redemption Date”), if any, specified above, and prior to the Stated Maturity specified above, in whole, or from time to time in part (if so specified above), in increments of $1,000 unless otherwise specified on the face hereof (provided that any remaining principal amount shall be an authorized denomination) at the Redemption Price (as defined below), together with accrued and unpaid interest thereon to, but excluding, the Redemption Date, upon providing written notice of such redemption not more than 60 days nor less than 30 days prior to the Redemption Date to the Holder of this Note at such Holder’s address appearing in the Security Register, all as provided in the Indenture. Unless otherwise specified above, the “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the unpaid principal amount of this Note to be redeemed. If less than all of the Notes having Equivalent Terms are to be redeemed, the Trustee shall select, not more than 60 days nor less than 30 days prior to the Redemption Date, by such method as the Trustee shall deem fair and appropriate in accordance with the procedures of the Depositary, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. If no Initial Redemption Date is specified above and no other redemption provisions are specified on the face hereof or in an Addendum attached hereto, this Note may not be redeemed prior to its Stated Maturity.

In the event of redemption or repayment of this Note in part only, the principal amount of this Note shall be reduced.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes Outstanding may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

If the Company has the option with respect to this Note to reset the interest rate, such option will be indicated on the face hereof, together with (i) the date or dates on which such interest rate may be reset (each an “Optional Reset Date”) and (ii) the basis or formula, if any, for such resetting. Unless otherwise specified in an Addendum attached hereto, the Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the “Reset Notice”), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher interest rate first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the interest rate is reset on an Optional Reset Date this Note will bear such higher interest rate.

If the Company elects to reset the interest rate of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to 100% of the principal amount hereof plus any accrued and unpaid interest thereon to, but excluding, such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that if the Holder hereof has tendered this Note for repayment pursuant to a Reset Notice, the Holder hereof may, by written notice to the Paying Agent, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected (voting as separate classes). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor and in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions where, upon the Company’s direction and satisfaction of certain conditions, the Indenture shall cease to be of further effect with respect to the Notes, subject to the survival of specified provisions of the Indenture. The Indenture also contains provisions for defeasance of certain obligations of the Company under this Note and the Indenture and covenant defeasance of certain obligations of the Company under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of, and premium, if any, and interest on, this Note at the time, place and rate, and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in United States dollars, only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

This Note shall be exchangeable for Notes in certificated form of like tenor and terms and of an equal aggregate principal amount, in authorized denominations, if (x) the Depositary notifies the Company that it is unwilling or unable, or no longer qualified to continue as depositary or at anytime the Depositary ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be so exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes and the Depositary or the Company specifically requests such exchange. Such certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If certificated Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such certificated Notes.

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as these Notes. Any additional Securities so issued will be considered part of this same issue of Notes for all purposes.

This Note is not subject to, or entitled to the benefits of, any sinking fund.

No service charge shall be made for any registration of transfer or exchange relating to this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than exchanges pursuant to the Indenture not involving any transfer.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent, any Authentication Agent and any other agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected or subject to any liabilities by notice to the contrary.

As provided in the Indenture, no recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any stockholder, employee, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation.

All terms used in this Note which are not defined in this Note but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws of such State other than New York General Obligations Law Section 5-1401.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                        attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof together with accrued and unpaid interest thereon to, but excluding, the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Paying Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note must be received by the Paying Agent by 5:00 P.M., New York City time, on the last day for the giving of such notice.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 unless otherwise specified on the face of this Note, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.
Date

ADDENDUM TO

AMERICAN HONDA FINANCE CORPORATION

2.125% MEDIUM-TERM NOTES, SERIES A, DUE OCTOBER 10, 2018

CUSIP: 02665WAC5

The attached Note is subject to the provisions set forth below:

The definition of the term “Business Day” as used in the attached Note shall be revised to mean the following:

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and is also a day on which commercial banks are open for business in London.

The attached Note is subject to repayment at the option of the Holder according to the following terms:

Optional Redemption:

The Notes will be redeemable before their Stated Maturity, in whole or in part, at the Company’s option at any time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest thereon to the Redemption Date.

“Comparable Treasury Issue” means, with respect to the Notes to be redeemed, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Calculation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Calculation Agent after consultation with the Company.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates and two other primary U.S. Government securities dealer selected by the Company; provided, however, that if any of the foregoing or their affiliates cease to be a primary U.S. Government securities dealer in the United States, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable

Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption will be mailed not more than 60 nor less than 30 days before the Redemption Date to each Holder of Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.